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                                                                    Exhibit 21.1

                              List of Subsidiaries
                              --------------------

Name Under Which Subsidiary Does Business          Jurisdiction of Incorporation
-----------------------------------------          -----------------------------

     Globe Y. Technology, Inc.                                California

     Focused Research, Inc.                                   California

     JCA Technology, Inc.                                     California

     New Focus Pacific, Inc.                                    China